EXHIBIT 5.1

AKERMAN SENTERFITT
ONE SOUTHEAST THIRD AVENUE
28TH FLOOR
MIAMI, FLORIDA 33131-1714

February 17, 2004

Jacuzzi Brands, Inc.
777 S. Flagler Drive, Suite 1100 West
West Palm Beach, FL 33401

     RE: Registration Statement on Form S-8 (the “Registration Statement”)

Ladies and Gentlemen:

     We have acted as counsel to Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale by the Company of up to 5,000,000 shares of the Company’s (i) Common Stock, par value $0.01 per share (the “Shares”), and (ii) related preferred stock purchase rights, pursuant to stock options, stock appreciation rights, grants of restricted stock and other equity compensation awards to be granted under the Company’s 2004 Stock Incentive Plan (the “Plan”).

     We have examined such corporate records, documents, instruments and certificates of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon such examination and review, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

     The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

Very truly yours,

/s/ AKERMAN SENTERFITT